EXHIBIT 10.66

AMERICAN ECOLOGY CORPORATION

FORM OF NON-STATUTORY STOCK OPTION AGREEMENT

Effective __________________, 2008 (the “Effective Date”), American Ecology Corporation, a Delaware corporation (the “Company”) hereby grants to * (the “Optionee”), a non-statutory stock option to purchase from the Company, at a price of * per share, * shares of the Company’s authorized and unissued common stock, $0.01 par value per share (the “Common Stock”) subject, however, to the following terms and conditions.

1.  Stock Option Plan.  This Stock Option Agreement (the “Agreement”) and the stock option granted herein are made and accepted pursuant to and in accordance with the Company’s 2008 Stock Option Incentive Plan (the “Plan”).  The terms and provisions of the Plan, and any amendments thereto, are incorporated herein by reference.  Unless specifically set forth herein, in the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will prevail.  Unless otherwise stated, all capitalized terms used herein shall have the meanings set forth in the Plan.

2.  Term and Vesting.  The stock option granted herein shall vest and become exercisable in full on the day prior to the date of the regular Annual Meeting of Stockholders following the Effective Date (the “Vesting Date”), provided the Optionee has attended at least 75% of the regularly scheduled meetings of the Board of Directors, in person or by phone, between the Effective Date and the Vesting Date.  If the Optionee does not attend at least 75% of the regularly scheduled meetings of the Board of Directors between the Effective Date and the Vesting Date, this stock option shall be forfeited without having vested. Notwithstanding anything to the contrary in the Plan, the vested stock option may be exercised in whole or in part beginning on the Vesting Date and continuing until and including the day prior to the tenth anniversary of the Effective Date, notwithstanding the fact that Optionee’s service with the Company has terminated.

3.  Limitation Upon Transfer.  The stock option granted herein (a) shall be nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, (b) during the Optionee’s lifetime, shall be exercisable only by the Optionee, and (c) shall, under no circumstances, be transferable in exchange for consideration.

4.  Method of Exercise.  The stock option granted herein may be exercised in whole or in part by tendering to the Company written notice of exercise accompanied by the aggregate purchase price for the shares with respect to which this stock option is being exercised.  The purchase price of shares of Common Stock of the Company acquired upon the exercise of this stock option shall be paid by the Optionee by the delivery of cash or check payable to the order of the Company, or with the consent of the Board of Directors, in whole or in part, Common Stock of the Company valued at fair market value. With the consent of the Board of Directors, the Optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of the stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the stock option subject to future exercise.

5.  Registration of Stock.  Notwithstanding any of the provisions of this Agreement, the stock option granted herein will not be exercisable, in whole or in part, unless (a) all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or (b) the Company shall have received an opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance.  The Optionee further agrees that all shares acquired under the exercise of the stock option granted hereunder will not be sold or transferred unless such shares have been registered for resale under the 1933 Act or unless the Company shall receive an opinion of counsel satisfactory to it that such shares may be resold without registration under the 1933 Act.

6.  Successors of Company and Optionee.  This Agreement shall inure to the benefit of and be binding upon the Company and the Optionee and their respective heirs, legal representatives, successors and assigns, subject to the restrictions on assignability and transferability set forth herein.

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7.  Adjustments.  The number of shares of Common Stock and prices per share contained herein shall be proportionately adjusted from time to time as and when provided in the Plan.

8.  Taxes.  Optionee shall be responsible to make appropriate provisions for all taxes required to be paid in connection with the stock option granted herein and the exercise thereof.

IN WITNESS WHEREOF, this Agreement has been executed this * day of *, 2008.

                                                                                                                                                          AMERICAN ECOLOGY CORPORATION

                                                                            ____________________________________
                                                                              By:  Jeffery R. Feeler
                                                                              Its:   Vice President & Chief Financial Officer

       OPTIONEE

                                                                            ____________________________________
Name:                                *
Address:                                *
*
SS#:                                *

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